August 12, 2008	CONTACT:
Elizabeth Wilkinson Phone: 281-408-1329

EAGLE ROCK ENERGY PARTNERS, L.P. ANNOUNCES RESIGNATION OF CHIEFFINANCIAL OFFICER, NAMES INTERIM CHIEF FINANCIAL OFFICER

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQ GS: EROC) ("Eagle Rock" or the "Partnership") announced today the resignation of Darin G. Holderness as senior vice president and chief financial officer of Eagle Rock Energy G&P, LLC ("Eagle Rock G&P"), the general partner of the general partner of the Partnership, to be effective at the close of business on August 15, 2008. Mr. Holderness informed Eagle Rock G&P that his decision to resign was based on his family's desire to not relocate to Houston, Texas from Dallas, Texas (although such relocation was anticipated at the time Mr. Holderness accepted the position of senior vice president and chief financial officer of Eagle Rock G&P on May 19, 2008), in addition to other immediate personal issues.  Mr. Holderness also informed Eagle Rock G&P that his decision is voluntary and not related to any disputes with management or issues regarding the integrity of Eagle Rock’s financial statements. Mr. Holderness served as chief financial officer through the filing of the Partnership's recently-filed Quarterly Report on Form 10-Q for the period ended June 30, 2008.  Mr. Holderness executed and delivered the appropriate certifications in connection with the filing of such Quarterly Report, and the Partnership and Mr. Holderness remain confident in the contents of the Quarterly Report.

The Board of Directors of Eagle Rock G&P has named Mr. Alfredo Garcia as interim chief financial officer, to be effective at the close of business on August 15, 2008. In addition to his new role as interim chief financial officer, Mr. Garcia will retain his position as senior vice president of corporate development. Mr. Garcia recently held the position of interim chief financial officer of the Partnership from December 28, 2007 to May 18, 2008 and acting chief financial officer from July 16, 2007 until November 9, 2007.  Mr. Garcia also served as chief financial officer of Eagle Rock's predecessor entities from February 2004 through August 2006 and was instrumental in the early stage consolidation, growth through acquisitions and development of Eagle Rock's predecessor entities leading to the Partnership's initial public offering in October 2006.

The Board of Directors of Eagle Rock Energy G&P, LLC has initiated a search for a permanent chief financial officer, and the Board intends to look both internally and externally for candidates to fill the position.

Joseph A. Mills, chairman and chief executive officer of Eagle Rock G&P, stated, "Eagle Rock is disappointed with Darin's resignation, but wishes he and his family the best in their future endeavors, including resolution of the immediate personal issues they face."

Darin G. Holderness, senior vice president and chief financial officer of Eagle Rock G&P, stated, "I am thankful to have had the opportunity to work with the team at Eagle Rock.  It is with regret that I am resigning, but I have decided to honor my family’s decision not to relocate to Houston. My decision to resign has nothing to do with the wonderful people or business and operations of Eagle Rock. My decision is on account of family concerns alone. I enjoyed my time spent at Eagle Rock and want to wish everyone at Eagle Rock continued success."

Mr. Mills also stated, "The Board and I intend to conduct an exhaustive search for a chief financial officer.  We are uncertain of the duration of the search at this time. Darin’s sudden and unforeseen resignation in no way impacts our ability to continue to deliver on our stated goals, business strategy and accounting and financial reporting capabilities. We are fortunate to have Alfredo step in once again during our search for a replacement to ensure a smooth transition. With our recently improved capabilities in our accounting, treasury, and financial reporting personnel (including, among others, two newly created vice president – controller positions for midstream/corporate and upstream/minerals, respectively, a vice president of risk and compliance, and a strong vice president of financial reporting), I am confident that Alfredo will also be able to remain very much focused and active in our acquisition growth strategy during this interim period."

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.

This news release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership's actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007.